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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-53619) of our report dated May 18, 1998, on our audits of the financial statements and financial statement schedule of Convergys Corporation. We also consent to the references to our firm under the captions "Experts."



PricewaterhouseCoopers LLP


Cincinnati, Ohio

July 2, 1998